Exhibit 4.32

Modification 0004

Confidential treatment has been requested for certain portions of this exhibit. The copy filed herewith omits the information subject to the confidential treatment request. Omissions are designated as “[*****]” or “*******”. A complete version of this exhibit has been filed separately with the Commission pursuant to an application for confidential treatment under Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

ACAMBIS SUBCONTRACT MODIFICATION 0004

Subcontract No.: 200-2002-00010(BXTR)

Modification No.: 0004

Effective Date: December 20, 2002

Subcontractors:	Baxter Healthcare SA	Baxter Healthcare Corporation
	Hertistrasse 2	One Baxter Parkway
	CH-8304 Wallisellen, Switzerland	Deerfield, IL 60015

Description of Modification:
Revises H.26 Provision for Services to Be Provided by Baxter Healthcare SA in support of the development of ACAM2000 manufacturing processes and subsequent manufacturing efforts.

Authority for, and type of, modification: Bilateral Supplemental Agreement

Total Change to Subcontract value: $0.00 (No Change)

Changes to Subcontract:

See attached Pages 2 and 3.

RELEASE OF CLAIMS
In consideration of the modifications made above, this Modification is in full settlement of any right the Subcontractors may have to any equitable adjustment(s) as the result of the changes made herein. Except to the extent modified herein, the subcontract terms and conditions remain unchanged. This supplemental agreement constitutes the full agreement of the parties and supercedes any prior agreements with respect to the changes made herein.

For: ACAMBIS, INC.	For: BAXTER HEALTHCARE S.A. and BAXTER HEALTHCARE CORPORATION

**********	************
************	************

Execution Date December 20, 2002	Execution Date December 20, 2002

Section B

Delete Item 0007.

Substitute:

0007- Additional Services (See Provision H.26)

0007AA- Services in Support of Development	As Required	*****	************
Of Manufacturing Process

0007AB- Services in Support of Manufacturing	As Required	*****	************
Item 0001 Vaccine Kits

0007 AC Services in support of Manufacturing	As Required	*****	*************
Item 0002 Vaccine Kits

Section C

Add:

Item 0007—Services in Support of Development of Manufacturing Process and Manufacturing, as described in Provision H.26

Section F

Add:

0007AA	Additional Services to Develop Manufacturing Process	As Required	*************

0007AB	Services in Support of Manufacturing	As Required	Until Government Acceptance of Item 0001 Vaccine Kits Ordered

0007AC	Services in Support of Manufacturing	As Required	Until Government Acceptance of Item 0002 Vaccine Kits Ordered

Section H

Delete H.26.

Substitute:

H.26	PAYMENT FOR ADDITIONAL SERVICES (ITEM 0007)

Contractor shall pay 1st Subcontractor:

a.	************* for services provided in support of the development of the ACAM2000 vaccine kit manufacturing process. The 1st Subcontractor may invoice for such services upon completion of such efforts (December 15, 2002). Payment for Item 0007AA services performed shall be due and payable within thirty (30) days after receipt of a proper invoice or on March 31, 2003, whichever is later, without regard to whether the Contractor has received payment from the US Government for any vaccine kits manufactured under this subcontract. (Item 0007AA)

b.	************* for services rendered to assist in the manufacture of Item 0001 kitted vaccine. The 1st Subcontractor may invoice the Contractor for such services upon the delivery and Government acceptance of the last of the initial 1.55 million vaccine kits ordered under Item 0001 of this subcontract (completion and Government acceptance of the 155 million dose order). Such invoice shall be payable by the Contractor within thirty (30) days after receipt of a proper invoice or Contractor receipt of final payment from the US Government for the last of the 1.55 million vaccine kits delivered and accepted, whichever is later. (Item 0007AB)

c.	************* of the total amount payable to the Contractor by the U.S. Government under Section B.2 (ITEMs 0002 to 0006) of the Prime Contract Schedule for kitted smallpox vaccine ordered under Section B, Item 0002 of this subcontract. The 1st Subcontractor shall submit an invoice for additional services under ITEM 0007AC at the same time invoices are submitted for completed kits delivered under ITEM 0002. Payment for ITEM 0007AC shall be due at the same time payment is due for kitted vaccine under ITEM 0002. (Item 0007AC)

d.	The additional services contemplated by this provision include: reasonable technical and consulting assistance and services regarding export/import assistance, technical and quality issues, and assistance concerning Contractor's Security Plan with respect to facilities and vaccine transportation security after purification at Contractor’s facilities.